UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2019

QMIS FINANCE SECURITIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000 – 53995	59-3270650
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136-20 38th Avenue, Unit 3G Flushing, NY		12354
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (917) 985 6699

136-40 39th Avenue Garden Plaza, Suite 6B Flushing, New York 11354
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which
Common Stock, $0.001 par value per share	QMIS	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 4. Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 10, 2019, the Board of Directors (the “Board”) of QMIS Finance Securities Corporation (the “Company”) concluded that a material error was contained in the financial statements in the Company’s Annual Reports on Form 10-K for the fiscal years ended April 30, 2014 and April 30, 2015 and the Company’s Quarterly Reports on Form 10-Q for periods ended October 31, 2013, January 31, 2014, July 31, 2014, October 31, 2014, January 31, 2015, July 31, 2015, October 31, 2016, and January 31, 2016. These reports should no longer be relied upon.

The Board noticed and concluded that the conversion of 5,000,000 shares of Series B Preferred Stock into 5,000,000 shares of Common Stock that was made on September 12, 2013 by Mr. Chin Yung Kong contained a conversion error. Pursuant to Company’s Certificate of Incorporation (as amended), each share of Series B Preferred Stock is convertible into 10 shares of Common Stock; therefore, 5,000,000 shares of Series B Preferred Stock should have been converted to 50,000,000 shares of Common Stock. The Company intends to file amended reports within a reasonable time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QMIS Finance Securities Corporation

Dated: November 22, 2019	By:	/s/ Chin, Yung Kong
	Name:	Chin, Yung Kong
	Title:	Chief Executive Officer and Sole Director of the Board